     As filed with the Securities and Exchange Commission on March 15, 2001
                                                     Registration No. 333-______
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                          OUTSOURCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

           Florida                                               65-0675628
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                      1690 South Congress Avenue, Suite 210
                           Delray Beach, Florida 33445
                                 (561) 454-3500
                    (Address of Principal Executive Offices)

                                  -------------

                 OUTSOURCE INTERNATIONAL, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                                  -------------

                                 Garry E. Meier
                      President and Chief Executive Officer
                          Outsource International, Inc.
                      1690 South Congress Avenue, Suite 210
                           Delray Beach, Florida 33445
                                 (561) 454-3500
(Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             Donn A. Beloff, Esquire
                       Akerman, Senterfitt & Eidson, P.A.
                     350 East Las Olas Boulevard, Suite 1600
                         Fort Lauderdale, Florida 33301
                                 (954) 463-2700

                              --------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------- ------------------ --------------------- ---------------------- -------------------
                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
TITLE OF SECURITIES TO        AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
BE REGISTERED                 REGISTERED (1)     SHARE (2)            PRICE (2)               FEE(2)
----------------------------- ------------------ --------------------- ---------------------- -------------------
Common Stock, par value
$0.001 per share(1)           960,000 shares     $0.50                 $480,000               $120.00
----------------------------- ------------------ --------------------- ---------------------- -------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become purchasable as a result of the adjustment provision of the Outsource International, Inc. Stock Option Plan or the agreements pursuant to which such shares are issued. This Registration Statement also covers the rights to purchase shares of preferred stock of the Registrant which will be attached to all shares of common stock being registered hereunder at a rate of one right for each share of common stock pursuant to the terms of a Shareholder Protection Rights Agreement entered into by the Registrant. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates of common stock and will be transferred with and only with such common stock.

(2) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low sales prices per share of Common Stock of the Registrant on March 12, 2001 as reported by the OTC Bulletin Board Market.

--------------------------------------------------------------------------------

                       REGISTRATION STATEMENT ON FORM S-8

         This Registration Statement on Form S-8 is filed solely for the purposes of registering additional shares of common stock issuable under the Outsource International, Inc. Stock Option Plan (the "Plan"). We previously filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-57085) on June 17, 1998 in order to register shares issuable under the Plan. The contents of such earlier Registration Statement are incorporated herein by reference.

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, which we have filed with the Commission are incorporated herein by reference:


COMMISSION FILING (FILE NO. 000-23147)                               PERIOD COVERED OR DATE OF FILING
--------------------------------------                               --------------------------------
Prospectus filed pursuant to Section 424(b)(3)...................    February 26, 2001

Quarterly Report on Form 10-Q....................................    May 17, 2000

Quarterly Report on Form 10-Q....................................    August 21, 2000

Quarterly Report on Form 10-Q/A..................................    September 1, 2000

Quarterly Report on Form 10-Q....................................    November 15, 2000

Quarterly Report on Form 10-Q/A..................................    February 13, 2001

Quarterly Report on Form 10-Q....................................    February 14, 2001

Current Report on Form 8-K.......................................    October 19, 1999

The description of the Company's common stock contained under the caption "Description of Securities" in the Prospectus included as a part of Amendment No. 1 to the Company's Registration Statement
on Form S-1 (File No. 333-33443) filed with the SEC on September
23, 1997, and incorporated by reference into the Registration
Statement of the Company on Form 8-A.............................    September 30, 1997


All subsequent documents filed by us under Sections 13(a), 13(c),
14 or 15(d) of the Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters
all securities then remaining unsold.............................    After the date of this Registration Statement


ITEM 8.  EXHIBITS

Exhibit No.       Exhibits
-----------       --------

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the common stock being registered

23.1              Consent of Akerman, Senterfitt & Eidson, P.A.*

23.2              Consent of Deloitte & Touche LLP

24                Power of Attorney**

----------
* Included as part of the opinion contained in Exhibit 5.1 herein. ** Included on the signature page to this Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on March 15, 2001.

                                   OUTSOURCE INTERNATIONAL, INC.


                                   By: /s/ Garry E. Meier
                                       -----------------------------------------
                                   Name:  Garry E. Meier
                                   Title:  President and Chief Executive Officer

                                POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person, in so signing, also makes, constitutes and appoints Garry E. Meier and Michael A. Sharp, and each such officer acting alone, his or her true and lawful attorney-in-fact and agent, in his or her name, place and stead, to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.


SIGNATURE                          TITLE                                                      DATE
/s/ Garry E. Meier                 Chairman of the Board, Chief Executive Officer and         March 15, 2001
------------------                 President (Principal Executive Officer) and Director
Garry E. Meier

/s/ Michael A. Sharp               Chief Financial Officer, Executive Vice President          March 15, 2001
--------------------               (Principal Financial Officer)
Michael A. Sharp

/s/ Carolyn H. Noonan              Vice President and Controller                              March 15, 2001
---------------------              (Principal Accounting Officer)
Carolyn H. Noonan

/s/ Jay D. Seid                    Director                                                   March 15, 2001
---------------
Jay D. Seid

/s/ David S. Hershberg             Director                                                   March 15, 2001
----------------------
David S. Hershberg

/s/ Dr. Lawrence Chimerine         Director                                                   March 15, 2001
--------------------------
Dr. Lawrence Chimerine


                                  EXHIBIT INDEX

Exhibit
Number             Description
-------            -----------

5.1 Opinion of Akerman, Senterfitt & Eidson, P.A. regarding the legality of the common stock being registered

23.2               Consent of Deloitte & Touche LLP